Exhibit 99.3

News

Contacts:
Media:
Sheryl Williams
610-738-6493
swilliam@cephalon.com

Investors:
Robert (Chip) Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon, Inc. Provides Update on Regulatory Status of NUVIGIL™

Company Anticipates Launch of Product in Mid-2006

Frazer, PA, February 1, 2006 — Cephalon, Inc. (Nasdaq: CEPH) announced today that the United States Food and Drug Administration (FDA) has extended the action date for its review of the New Drug Application (NDA) for NUVIGIL™ (armodafinil) Tablets [C-IV] to improve wakefulness in patients suffering from excessive sleepiness associated with narcolepsy, shift work sleep disorder (SWSD) and obstructive sleep apnea/hypopnea syndrome (OSA/HS) to April 30, 2006.

“We will continue to work closely with the FDA to assist them in completing their review of our application in a timely manner and do not anticipate any further delays beyond the April 30 action date,” said Dr. Paul Blake, Executive Vice President, Worldwide Medical and Regulatory Operations. “As pioneers in the development of wake promoting agents, we are excited about the opportunity to bring NUVIGIL to market in the middle of this year.”

A NDA for NUVIGIL was filed with the FDA on March 31, 2005.  The original action date under the Prescription Drug User Fee Act (PDUFA) for the NUVIGIL NDA was January 31, 2006.  At the FDA’s request, the company submitted additional information to FDA in October 2005.  The FDA has informed the company that this submission has been classified as a major amendment to the NDA, which enables the FDA to extend the action date by 90 days to provide the agency time for a full review of the submission.

About NUVIGIL

NUVIGIL is a single-isomer formulation of modafinil, the active pharmaceutical ingredient contained in PROVIGIL® (modafinil) Tablets [C-IV].  The NDA is based on positive results of four double-blind, randomized, placebo-controlled studies in patients with excessive sleepiness associated with either narcolepsy, SWSD or OSA/HS.  In these studies, NUVIGIL was generally well tolerated, with a safety profile consistent with that observed in studies of PROVIGIL. The most common adverse effects observed included headache, nausea, dizziness, insomnia and anxiety.

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SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

Cephalon, Inc. Provides Update on Regulatory Status of NUVIGIL™

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain. Cephalon currently employs approximately 2,600 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

The company currently markets four proprietary products in the United States: PROVIGIL, GABITRIL® (tiagabine hydrochloride), ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and TRISENOX® (arsenic trioxide) injection and more than 20 products internationally. Full prescribing information for all U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results, particularly with respect to the NUVIGIL Phase 3 trials; prospects for and timing of regulatory approval of NUVIGIL; anticipated product launch date and potential benefits of NUVIGIL; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065